Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Fourth Quarter Results, Record Annual Net Revenue

and Tenth Consecutive Year of Growth

FREMONT, Calif., January 24, 2011 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2010.

For the full year 2010, Volterra reported record annual net revenue of $153.6 million, an increase of 46% from annual net revenue of $104.9 million in 2009. GAAP net income was $28.4 million, or $1.10 per share (diluted), for the fiscal year ended December 31, 2010, an increase of 160% from GAAP net income of $10.9 million, or $0.45 per share (diluted), for the fiscal year ended December 31, 2009. Non-GAAP net income was $35.1 million, or $1.35 per share (diluted), for the fiscal year ended December 31, 2010, an increase of 115% from non-GAAP net income of $16.3 million, or $0.67 per share (diluted), for the fiscal year ended December 31, 2009.

Net revenue for the fourth quarter of 2010 was $35.5 million, a 4% increase over net revenue of $34.2 million for the fourth quarter of 2009, and a 14% decrease from net revenue of $41.6 million for the third quarter of 2010. GAAP net income was $3.4 million, or $0.13 per share (diluted), for the fourth quarter of 2010, a 51% decrease from GAAP net income of $7.0 million, or $0.28 per share (diluted), for the fourth quarter of 2009 and a 59% decrease from GAAP net income of $8.4 million, or $0.32 per share (diluted), for the third quarter of 2010.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $5.4 million, or $0.21 per share (diluted), for the fourth quarter of 2010, a 36% decrease from non-GAAP net income of $8.4 million, or $0.34 per share (diluted), for the fourth quarter of 2009 and a 46% decrease from non-GAAP net income of $10.2 million, or $0.39 per share (diluted), for the third quarter of 2010.

“We are happy to be able to report Volterra’s tenth consecutive year of revenue growth and our seventh consecutive profitable year,” said Volterra President and CEO Jeff Staszak. “We continue to be well positioned to take advantage of opportunities for growth in our major market segments.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PST). To access the conference call, investors can dial (877) 941-2927 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9724. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, January 31, 2011. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4398392#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, February 21, 2011.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the fiscal year and quarter ended December 31, 2010 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 3, 2010 and the Form 10-Q filed on November 3, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$35,543	$34,186	$153,634	$104,937
Cost of revenue *	14,262	12,634	59,185	42,250

Gross margin	21,281	21,552	94,449	62,687

Operating expenses:
Research and development *	9,719	7,444	34,984	26,557
Selling, general and administrative *	6,503	5,628	24,664	19,731
Litigation **	1,499	1,631	6,026	5,225

Total operating expenses	17,721	14,703	65,674	51,513

Income from operations	3,560	6,849	28,775	11,174
Non-operating (expense) income, net	(14)	(36)	37	(5)

Income before income taxes	3,546	6,813	28,812	11,169
Income tax expense (benefit)	139	(145)	372	229

Net income	$3,407	$6,958	$28,440	$10,940

Net income per share:
Basic	$0.14	$0.30	$1.18	$0.48

Diluted	$0.13	$0.28	$1.10	$0.45

Weighted average shares outstanding:
Basic	24,292	23,267	24,195	22,968

Diluted	25,766	24,977	25,878	24,383

* Includes stock-based compensation expense as follows:

Cost of revenue	$132	$126	$568	$425
Research and development	1,035	776	3,454	2,705
Selling, general, and administrative	739	620	2,596	2,303

Total stock-based compensation expense	$1,906	$1,522	$6,618	$5,433

**	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SEPARATE PRESENTATION OF LITIGATION AND SALES, GENERAL AND ADMINISTRATIVE EXPENSE

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP
Selling, general and administrative with litigation	$8,002	$7,259	$30,690	$24,956
Litigation *	1,499	1,631	6,026	5,225

Selling, general and administrative without litigation	$6,503	$5,628	$24,664	$19,731

	December 31,		December 31,
	2010	2009	2010	2009
Non-GAAP (excluding effect of stock-based compensation)
Selling, general and administrative with litigation	$7,263	$6,639	$28,094	$22,653
Litigation *	1,499	1,631	6,026	5,225

Selling, general and administrative without litigation	$5,764	$5,008	$22,068	$17,428

*	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$21,281	$(132)	$21,413
Gross margin %	59.9%	-0.3%	60.2%

Operating expenses:
Research and development	$9,719	$1,035	$8,684
Selling, general and administrative	6,503	739	5,764
Litigation	1,499	—	1,499

Total operating expenses	$17,721	$1,774	$15,947

Income from operations	$3,560	$(1,906)	$5,466
Operating margin %	10.0%	-5.4%	15.4%

Annual effective tax rate	1.3%	0.3%	1.0%
Income tax expense	$139	$(126)	$13

Net income	$3,407	$(2,032)	$5,439
Diluted net income per share	$0.13	$(0.08)	$0.21

	Three Months Ended December 31, 2009
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$21,552	$(126)	$21,678
Gross margin %	63.0%	-0.4%	63.4%

Operating expenses:
Research and development	$7,444	$776	$6,668
Selling, general and administrative	5,628	620	5,008
Litigation *	1,631	—	1,631

Total operating expenses	$14,703	$1,396	$13,307

Income from operations	$6,849	$(1,522)	$8,371
Operating margin %	20.0%	-4.5%	24.5%

Annual effective tax rate	2.1%	0.2%	1.9%
Income tax benefit	$(145)	$41	$(104)

Net income	$6,958	$(1,481)	$8,439
Diluted net income per share	$0.28	$(0.06)	$0.34

*	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2010	September 30, 2010	December 31, 2009
	(Unaudited)		(Audited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$99,827	$96,928	$73,776
Accounts receivable, net	19,437	21,599	15,534
Inventory	15,391	12,750	10,284
Prepaid expenses and other current assets	2,693	2,388	1,829

Total current assets	137,348	133,665	101,423
Property and equipment, net	7,125	7,274	4,656
Other assets	1,734	1,883	363

Total assets	$146,207	$142,822	$106,442

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,107	$4,546	$3,591
Accrued liabilities	11,826	11,543	9,506

Total current liabilities	15,933	16,089	13,097

Lease incentives	528	576	445
Other long-term liabilities	1,337	1,288	1,097

Total liabilities	17,798	17,953	14,639
Stockholders’ equity:
Common stock	27	27	26
Additional paid-in capital	134,656	129,781	115,035
Retained earnings (accumulated deficit)	22,562	19,155	(5,878)
Treasury stock	(28,836)	(24,094)	(17,380)

Total stockholders’ equity	128,409	124,869	91,803

Total liabilities and stockholders’ equity	$146,207	$142,822	$106,442